YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Sovereign Bancshares, Inc.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 6:00 p.m., Central Time, on April 5, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Proposal	FOR	AGAINST	ABSTAIN
1. **SOVEREIGN MERGER PROPOSAL:** To adopt the Agreement and Plan of Reorganization, by and among Veritex Holdings, Inc., Spartan Merger Sub, Inc. ("Merger Sub") and Sovereign Bancshares, Inc. ("Sovereign"), pursuant to which Merger Sub will merge with and into Sovereign (the "merger"), and approve the merger.	☐	☐	☐
2. **SOVEREIGN ADJOURNMENT PROPOSAL:** To approve the adjournment of the Sovereign special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sovereign Merger Proposal.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________________ **Signature, if held jointly**________________________ **Date**__________, **2017.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Sovereign Bancshares, Inc.

The undersigned appoints Thomas J. Mastor and T.J. Falgout, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Sovereign Bancshares, Inc. held of record by the undersigned at the close of business on February 16, 2017 at the Special Meeting of Shareholders of Sovereign Bancshares, Inc. to be held on April 6, 2017, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)